ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-223208 Dated July 17, 2020 HSBC USA Inc. Capped GEARS $ Securities Linked to the S&P® Midcap 400 ETF Trust due on or about September 30, 2021 Investment Description These Capped GEARS (the “Securities”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) linked to the performance of the S&P® Midcap 400 ETF Trust (the “Underlying Index Fund”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. If the Underlying Index Fund Return is equal to or greater than zero, we will pay the Principal Amount at maturity plus a return equal to 3.00 (the “Upside Gearing”) multiplied by the Underlying Index Fund Return, up to the Maximum Gain. If the Underlying Index Fund Return is less than zero, HSBC will pay less than the full Principal Amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Index Fund Return. Investing in the Securities involves significant risks. The Securities do not pay any interest. You may lose some or all of your Principal Amount. Any payment on the Securities, including any repayment of principal at maturity, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. Features Key Dates1 Enhanced Growth Potential Up to the Maximum Gain: At maturity, the Securities enhance any positive Underlying Index Fund Return up to the Maximum Gain. If the Underlying Index Fund Return is negative, investors will be exposed to the downside market risk of the negative Underlying Index Fund Return at maturity. Full Downside Market Exposure: If the Underlying Index Fund Return is negative, investors will be exposed to the full downside performance of the Underlying Index Fund Return and HSBC will pay less than the full Principal Amount at maturity, resulting in a loss of principal that is proportionate to the negative Underlying Index Fund Return. Accordingly, you could lose some or all of the Principal Amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. Trade Date July 28, 2020 Settlement Date July 31, 2020 Final Valuation Date2 September 28, 2021 Maturity Date2 September 30, 2021 1 Expected. In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same. 2 See page 4 for additional details. The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the UNDERLYING INDEX FUND, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF THE PRINCIPAL AMOUNT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 AND THE MORE DETAILED “RISK FACTORS” BEGINNING ON PAGE S-1 OF THE ACCOMPANYING ETF UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. Security Offering These terms relate to the Securities. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below. The final terms of the Securities will be determined on the Trade Date. Underlying Index Fund Initial Price Maximum Gain Upside Gearing CUSIP/ISIN S&P® Midcap 400 ETF Trust (“MDY”) • 17.25% - 19.25% 3.00 40438J387 / US40438J3876 See “Additional Information About HSBC USA Inc. and the Securities” on page 2. The Securities offered will have the terms specified in the accompanying prospectus dated February 26, 2018, the accompanying prospectus supplement dated February 26, 2018, the accompanying ETF Underlying Supplement dated February 26, 2018 and the terms set forth herein. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction. The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page hereof for a description of the distribution arrangements. The Estimated Initial Value of the Securities on the Trade Date is expected to be between $8.70 and $9.70 per Security, which will be less than the price to public. The market value of the Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 4 and “Key Risks” beginning on page 6 of this document for additional information. Price to Public(1) Underwriting Discount(1) Proceeds to Issuer Per Security $10.00 $0.20 $9.80 Total ● ● ● (1) See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page hereof. The Securities: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of Securities linked to the Underlying Index Fund. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Underlying Index Fund, which will rank equally with all of our other unsecured and unsubordinated debt obligations. Although the offering of Securities relates to the Underlying Index Fund, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Index Fund, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated February 26, 2018, the prospectus supplement dated February 26, 2018 and the ETF Underlying Supplement dated February 26, 2018. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying ETF Underlying Supplement, prospectus supplement or prospectus, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 hereof and in “Risk Factors” beginning on page S-1 of the ETF Underlying Supplement and beginning on page S-1 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the ETF Underlying Supplement, prospectus and prospectus supplement) with the SEC for the offering to which this document relates. Before you invest, you should read the ETF Underlying Supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the ETF Underlying Supplement, prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦       ETF Underlying Supplement dated February 26, 2018:

https://www.sec.gov/Archives/edgar/data/83246/000114420418010788/tv486720_424b2.htm

♦       Prospectus supplement dated February 26, 2018:

https://www.sec.gov/Archives/edgar/data/83246/000114420418010762/tv486944_424b2.htm

♦       Prospectus dated February 26, 2018:

https://www.sec.gov/Archives/edgar/data/83246/000114420418010720/tv487083_424b3.htm

As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated February 26, 2018, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated February 26, 2018 and references to the “ETF Underlying Supplement” mean the ETF Underlying Supplement dated February 26, 2018.

Investor Suitability The Securities may be suitable for you if: You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment. You are willing to make an investment where you could lose some or all of your initial investment and are willing to make an investment that may be exposed to similar downside market risk as the Underlying Index Fund. You believe that the Underlying Index Fund will appreciate over the term of the Securities, but will not appreciate by more than the Maximum Gain. You understand and accept that your potential return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain was set equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be set on the Trade Date). You understand and accept the risks associated with the Underlying Index Fund. You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the Underlying Index Fund. You are willing to hold the Securities to maturity and do not seek an investment for which there is an active secondary market. You are willing to accept the risk and return profile of the Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating. You do not seek current income from your investment and are willing to forgo dividends paid on the Underlying Index Fund or the stocks held by the Underlying Index Fund. You are willing to assume the credit risk of HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal. The Securities may not be suitable for you if: You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment. You seek an investment that is designed to return your full Principal Amount at maturity. You are not willing to make an investment in which you could lose some or all of your Principal Amount and you are not willing to make an investment that may be exposed to similar downside market risk as the Underlying Index Fund. You believe that the price of the Underlying Index Fund will decline during the term of the Securities, and that any appreciation will be greater than the Maximum Gain. You seek an investment that participates in the full appreciation in the Underlying Index Fund or that has unlimited return potential. You are not willing to invest in the Securities if the Maximum Gain is set equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be set on the Trade Date). You do not understand or accept the risks associated with the Underlying Index Fund. You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the price of the Underlying Index Fund. You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market. You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating. You seek current income from your investment or prefer to receive the dividends paid on the Underlying Index Fund or the stocks held by the Underlying Index Fund. You are not willing or are unable to assume the credit risk of HSBC, as Issuer of the Securities, including any repayment of principal. The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. For more information about the Underlying Index Fund, see “Information About the Underlying Index Fund” herein and the accompanying ETF Underlying Supplement. You should also carefully review “Key Risks” herein and “Risk Factors” beginning on page S-1 of the ETF Underlying Supplement and beginning on page S-1 of the prospectus supplement.

Indicative Terms Issuer HSBC USA Inc. Issue Price $10.00 per Security Principal Amount $10.00 per Security Term Approximately 14 months Trade Date1 July 28, 2020 Settlement Date1 July 31, 2020 Final Valuation Date1 September 28, 2021 Maturity Date[1] September 30, 2021 Underlying Index Fund S&P® Midcap 400 ETF Trust (Ticker: “MDY”) Upside Gearing 3.00 Maximum Gain 17.25% - 19.25%. The actual Maximum Gain will be determined on the Trade Date. Payment at Maturity (per $10 Security)2 You will receive a cash payment at maturity linked to the performance of the Underlying Index Fund during the term of the Securities. If the Underlying Index Fund Return is greater than or equal to zero, HSBC will pay you an amount in cash equal to the lesser of: (A) $10 + ($10 × Underlying Index Fund Return × Upside Gearing); and (B) $10 + ($10 × Maximum Gain). If the Underlying Index Fund Return is negative, HSBC will pay you a cash payment at maturity less than the Principal Amount of $10 per Security, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Index Fund Return, equal to: $10 + ($10 × Underlying Index Fund Return) Underlying Index Fund Return Final Price – Initial Price Initial Price Initial Price The Official Closing Price of the Underlying Index Fund on the Trade Date. Final Price The Official Closing Price of the Underlying Index Fund on the Final Valuation Date. Calculation Agent HSBC USA Inc. or one of its affiliates CUSIP/ISIN 40438J387 / US40438J3876 Estimated Initial Value The Estimated Initial Value of the Securities is expected to be less than the price you pay to purchase the Securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Trade Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Key Risks — The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Trade Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.” Investing in the Securities involves significant risks. You may lose UP TO 100% of your principal amount.  Any payment on the Securities, including any repayment of principal AT MATURITY, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. 1 Expected. In the event any change is made to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains the same. The Final Valuation Date and Maturity Date are subject to adjustment as described under “Additional Terms of the Notes” in the accompanying ETF Underlying Supplement. 2 Payment at maturity and any repayment of principal is provided by HSBC USA Inc., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

The Initial Price is observed and the terms of the Securities are set. Maturity Date Trade Date The Final Price and Underlying Index Fund Return are determined on the Final Valuation Date. If the Underlying Index Fund Return is greater than zero, HSBC will pay you a cash payment per Security equal to the lesser of: (A) $10 + [$10 × (the Underlying Index Fund Return × Upside Gearing)]; and (B) $10 + ($10 × the Maximum Gain) If the Underlying Index Fund Return is negative on the Final Valuation Date, HSBC will pay you a cash payment at maturity that will be less than the Principal Amount of $10 per Security, resulting in a loss of principal that is proportionate to the negative Underlying Index Fund Return, equal to: $10 + ($10 × Underlying Index Fund Return). In this case, you could lose up to 100% of the Principal Amount of the Securities. nvestment Timeline

Key Risks An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but you are urged to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying ETF Underlying Supplement and the accompanying prospectus supplement. You are also urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities. Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying Index Fund and will depend on whether, and to the extent which, the Underlying Index Fund Return is positive or negative. If the Underlying Index Fund Return is negative, HSBC will pay you less than the Principal Amount at maturity, resulting in a loss of principal equal to the negative Underlying Index Fund Return. Accordingly, you could lose up to 100% of the Principal Amount of the Securities. Limited Return on the Securities –Your return on the Securities will be limited by the Maximum Gain, regardless of any increase in the price of the Underlying Index Fund, which may be significant. Therefore, you will not benefit from any appreciation of the Underlying Index Fund in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain and your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying Index Fund or in the stocks included in the Underlying Index Fund. The Upside Gearing Applies Only if You Hold the Securities to Maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the Upside Gearing times the Underlying Index Fund Return, even if that return is positive and, when multiplied by the Upside Gearing, does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing, subject to the Maximum Gain, only if you hold your Securities to maturity. The Amount Payable on the Securities Is Not Linked to the Price of the Underlying Index Fund at Any Time Other Than on the Final Valuation Date – The Underlying Index Fund Return will be based on the Final Price on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the Underlying Index Fund appreciates prior to the Final Valuation Date but then decreases as of the Final Valuation Date, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the price of the Underlying Index Fund prior to such decrease. Although the actual price of the Underlying Index Fund on the Maturity Date or at other times during the term of the Securities may be higher than the Final Price, the Payment at Maturity will be based solely on the Final Price on the Final Valuation Date. You may have to sell the Securities at a loss relative to your initial investment even if the price of the Underlying Index Fund at that time is above the Initial Price. The Securities Are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment. The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Trade Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any – The Estimated Initial Value of the Securities will be calculated by us on the Trade Date and is expected to be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Securities to be more favorable to you. We will determine the value of the embedded derivatives in the Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time. The Price of Your Securities in the Secondary Market, if Any, Immediately After the Trade Date Is Expected to Be Less than the Price to Public – The price to public takes into account certain costs. These costs will include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities and the costs associated with structuring and hedging our obligations under the Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Index Fund and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

If One of Our Affiliates Were to Repurchase Your Securities Immediately After the Settlement Date, the Price You Receive May Be Higher than the Estimated Initial Value of the Securities – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 7 months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the Securities based on changes in market conditions and other factors that cannot be predicted. No Interest Payments – HSBC will not make any interest payments with respect to the Securities. Owning the Securities Is Not the Same as Owning Shares of the Underlying Index Fund or the Stocks Included in the Underlying Index – The return on your Securities may not reflect the return you would realize if you actually owned shares of the Underlying Index Fund or the stocks included in the Underlying Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights as would holders of the shares of the Underlying Index Fund or holders of the stocks included in the Underlying Index. The Underlying Index Fund Return excludes any cash dividend payments paid on the securities held by the Underlying Index Fund. The Probability That the Underlying Index Fund Will Fall Below its Initial Price on the Final Valuation Date Will Depend on the Volatility of the Underlying Index Fund – “Volatility" refers to the frequency and magnitude of changes in the price of the Underlying Index Fund. Greater expected volatility with respect to the Underlying Index Fund reflects a higher expectation as of the Trade Date that the Underlying Index Fund could close below its Initial Price on the Final Valuation Date, resulting in the loss of some or all of your investment. However, the Underlying Index Fund's volatility can change significantly over the term of the Securities. The price of the Underlying Index Fund could fall sharply, which could result in a significant loss of principal. An Underlying Index Fund and Its Underlying Index Are Different – The performance of an underlying index fund may not exactly replicate the performance of its underlying index, because the underlying index fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. It is also possible that an underlying index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the underlying index fund or due to other circumstances. An underlying index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its underlying index and in managing cash flows. The Securities Are Subject to Mid-Capitalization Risk – The MDY tracks companies that may be considered mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the value of the MDY may be more volatile than an investment in stocks issued by larger companies. Stock prices of mid-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of mid-capitalization companies may be thinly traded, making it difficult for the MDY to track them. In addition, mid-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products. The Securities Are Not Insured or Guaranteed by any Governmental Agency of the United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event HSBC is unable to pay its obligations when due, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates intends to offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities. This price, if any, will exclude any fees or commissions paid when the Securities were purchased and therefore will generally be lower than such purchase price. Changes Affecting the Underlying Index Fund – The policies of the Underlying Index Fund sponsor concerning additions, deletions and substitutions of the stocks included in the Underlying Index Fund and the manner in which the Underlying Index Fund sponsor takes account of certain changes affecting those stocks included in the Underlying Index Fund may adversely affect the price of the Underlying Index Fund. The policies of the Underlying Index Fund sponsor with respect to the calculation of the Underlying Index Fund could also adversely affect the price of the Underlying Index Fund. The Underlying Index Fund sponsor may discontinue or suspend calculation or dissemination of the Underlying Index Fund. Any such actions could have an adverse effect on the value of the Securities.

Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may engage in business with the issuers of the stocks comprising the Underlying Index Fund, which could affect the price of such stocks or the price of the Underlying Index Fund and thus, may present a conflict between the obligations of HSBC and you, as a holder of the Securities. Additionally, potential conflicts of interest may exist between the Calculation Agent, which may be HSBC or any of its affiliates, and you with respect to certain determinations and judgments that the Calculation Agent must make, which include determining the Payment at Maturity based on the Final Price as well as whether to postpone the determination of the Final Price and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date. Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and which may be revised at any time. Any such research, opinions or recommendations could affect the price of the Underlying Index Fund or the price of the stocks included in the Underlying Index, and therefore, the market value of the Securities. Economic and Market Factors Affecting the Terms and Market Price Prior to Maturity – Because structured notes, including the Securities, can be thought of as having a debt and derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the price of the Underlying Index Fund; the volatility of the Underlying Index Fund; the dividend rate paid on stocks included in the Underlying Index Fund; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the creditworthiness of HSBC. These and other factors are unpredictable and interrelated and may offset or magnify each other. Potential HSBC and UBS Impact on Price – Trading or transactions by HSBC, UBS Financial Services Inc. or any of our or their respective affiliates in the Underlying Index Fund or the stocks held by the Underlying Index Fund or in futures, options, exchange-traded funds or other derivative products on stocks held by the Underlying Index, may adversely affect the market value of the stocks held by the Underlying Index Fund, the price of the Underlying Index Fund, and, therefore, the market value of your Securities. Uncertain Tax Treatment – Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See the discussion under “What Are the Tax Consequences of the Securities?” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Scenario Analysis and Examples at Maturity The scenario analysis and examples below are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Underlying Index Fund relative to the Initial Price. The hypothetical terms used below are not the actual terms that will apply to the Securities. The actual terms will be set on the Trade Date and will be indicated on the cover of the applicable pricing supplement. We cannot predict the Final Price. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Underlying Index Fund. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities based on the following assumptions: Initial Price: $100.00 Upside Gearing: 3.00 Maximum Gain: 17.25% Example 1— The price of the Underlying Index Fund increases from an Initial Price of $100.00 to a Final Price of $102.50. The Underlying Index Fund Return is greater than zero and expressed as a formula: Underlying Index Fund Return = ($102.50 – $100.00) / $100.00 = 2.50% Because the Underlying Index Fund Return is greater than zero, the Payment at Maturity for each $10 Principal Amount of Securities is equal to the lesser of: (A) $10.00 + [$10.00 × (2.50% × 3.00)], and (B) $10.00 + ($10.00 × 15.25%) Payment at Maturity = $10.75 Example 2— The price of the Underlying Index Fund increases from an Initial Price of $100.00 to a Final Price of $130.00. The Underlying Index Fund Return is greater than zero and expressed as a formula: Underlying Index Fund Return = ($130.00 – $100.00) / $100.00 = 30.00% Because the Underlying Index Fund Return is greater than zero, the Payment at Maturity for each $10 Principal Amount of Securities is equal to the lesser of: (A) $10.00 + [$10.00 × (30.00% × 3.00)], and (B) $10.00 + ($10.00 × 17.25%) Payment at Maturity = $11.725 Example 3— The price of the Underlying Index Fund decreases from an Initial Price of $100.00 to a Final Price of $80.00. The Underlying Index Fund Return is negative and expressed as a formula: Underlying Index Fund Return = ($80.00 – $100.00) / $100.00 = -20.00% Payment at Maturity = $10 + ($10 × -20.00%) = $8.00 Because the Underlying Index Fund Return is less than zero, the Securities will be fully exposed to any decline in the price of the Underlying Index Fund on the Final Valuation Date. In this case, you would incur a loss of 20.00% of the Principal Amount. If the Underlying Index Fund Return is negative, you will lose some or all of your Principal Amount at maturity.

Scenario Analysis – Hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities. Performance of the Underlying Index Fund* Performance of the Securities Hypothetical Final Price Hypothetical Underlying Index Fund Return Upside Gearing Payment at Maturity Return on Securities at Maturity** $200.00 100.00% 3.00 $11.725 17.25% $190.00 90.00% 3.00 $11.725 17.25% $180.00 80.00% 3.00 $11.725 17.25% $170.00 70.00% 3.00 $11.725 17.25% $160.00 60.00% 3.00 $11.725 17.25% $150.00 50.00% 3.00 $11.725 17.25% $140.00 40.00% 3.00 $11.725 17.25% $130.00 30.00% 3.00 $11.725 17.25% $120.00 20.00% 3.00 $11.725 17.25% $110.00 10.00% 3.00 $11.725 17.25% $105.75 5.75% 3.00 $11.725 17.25% $102.50 2.50% 3.00 $10.750 7.50% $100.00 0.00% N/A $10.000 0.00% $90.00 -10.00% N/A $9.000 -10.00% $85.00 -15.00% N/A $8.500 -15.00% $80.00 -20.00% N/A $8.000 -20.00% $75.00 -25.00% N/A $7.500 -25.00% $70.00 -30.00% N/A $7.000 -30.00% $60.00 -40.00% N/A $6.000 -40.00% $50.00 -50.00% N/A $5.000 -50.00% $40.00 -60.00% N/A $4.000 -60.00% $30.00 -70.00% N/A $3.000 -70.00% $20.00 -80.00% N/A $2.000 -80.00% $10.00 -90.00% N/A $1.000 -90.00% $0.00 -100.00% N/A $0.000 -100.00% * The Underlying Index Fund Return excludes cash dividend payments on the stocks included in the Underlying Index Fund. ** This “Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities? You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid executory contracts with respect to the Underlying Index Fund. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, , and subject to the discussion below regarding “constructive ownership transactions,” HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to Securities that are treated as pre-paid executory contracts. Despite the foregoing, U.S. holders (as defined in the accompanying prospectus supplement) should be aware that the Code (as defined in the accompanying prospectus supplement) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Underlying Index Fund (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a Security is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Although the matter is not clear, there exists a risk that an investment in a Security will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each Security will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a Security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Security for an amount equal to the “issue price” of the Security and, upon the date of sale, exchange or maturity of the Security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Security). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ materially and adversely from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the prospectus supplement. In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of the Securities is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities. We will not attempt to ascertain whether the Underlying Index Fund or any of the entities whose stock is owned by the Underlying Index Fund would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the Underlying Index Fund or one or more of the entities whose stock is owned by the Underlying Index Fund were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by Underlying Index Fund and the entities whose stock is owned by the Underlying Index Fund and consult your tax advisor regarding the possible consequences to you if the Underlying Index Fund or one or more of the entities whose stock is owned by the Underlying Index Fund is or becomes a PFIC or USRPHC. Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the Securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Index Fund or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Index Fund or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Information About the Underlying Index Fund The S&P® Midcap 400 ETF Trust Description of the MDY We have derived all information relating to the S&P® Midcap 400 ETF Trust (“MDY”), including, without limitation, its make-up, performance, method of calculation and changes in its components, from publicly available sources. That information reflects the policies of, and is subject to change by its sponsor, PDR Services, LLC (“PDR”). We have not independently verified the accuracy or completeness of the information derived from these public sources. Information provided to or filed with the SEC by the MDY under the Securities Exchange Act of 1934 can be located by reference to its Central Index Key, or CIK, 936958 through the SEC’s website at http://www.sec.gov. Additional information about PDR and the MDY may be obtained from the SPDR website at http://www.spdrs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the SPDR website is not incorporated by reference in, and should not be considered a part of, this document. The MDY seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index (the “MID”). To maintain the correspondence between the composition and weightings of stocks held by the MDY and component stocks of the MID, the MDY adjusts its holdings from time to time to conform to periodic changes in the identity and/or relative weightings of the index securities. The returns of the MDY may be affected by certain management fees and other expenses, which are detailed in its prospectus. The MDY utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the MID. The MDY will invest in all of the securities which comprise the MID. As of June 30, 2020, the top 5 industry groups by market capitalization of the MID were: Information Technology, Industrials, Financials, Consumer Discretionary and Health Care. Description of the S&P MidCap 400® Index We have derived all information contained in this document regarding the MID, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P”). Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information. The MID is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the MID. S&P Publishes the MID The MID is comprised of 400 companies with mid-sized market capitalizations ranging from $1.4 billion to $5.9 billion and covers over 7% of the United States equities market. The calculation of the value of the MID (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005. S&P chooses companies for inclusion in the MID with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equities market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the MID to achieve these objectives. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Computation of the MID Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the MID to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the MID was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the MID (i.e., its Market Value). Currently, S&P calculates the MID based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the MID is proportional to its float-adjusted Market Value. Under the float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. The float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies. All shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” are removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares of a U.S. company traded in Canada as “exchangeable shares” are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block. For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 5% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by an index divisor (the “Divisor”). For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. The MID is also calculated using a base-weighted aggregate methodology: the level of the MID reflects the total Market Value of all the component stocks relative to the MID base date of June 28, 1991. The daily calculation of the MID is computed by dividing the Market Value of the MID component stocks by the Divisor, which is adjusted from time to time as discussed below. Ongoing maintenance of the MID includes monitoring and completing the adjustments for additions and deletions of the constituent companies, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in the level of the MID is maintained by adjusting the Divisor for all changes in the MID constituents’ share capital after the base date of June 28, 1991 with the index value as of the base date set at 100. Some corporate actions, such as stock splits and stock dividends do not require Divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date. To prevent the level of the MID from changing due to corporate actions, all corporate actions which affect the total Market Value of the MID also require a Divisor adjustment. By adjusting the Divisor for the change in total Market Value, the level of the MID remains constant. This helps maintain the level of the MID as an accurate barometer of stock market performance and ensures that the movement of the MID does not reflect the corporate actions of individual companies in the MID. All Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the MID. As noted in the preceding paragraph, some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the MID and do not require Divisor adjustments. The table below summarizes the types of MID maintenance adjustments and indicates whether or not a Divisor adjustment is required. Type of Corporate Action Comments Divisor Adjustment Company added/deleted Net change in market value determines Divisor adjustment. Yes Change in shares outstanding Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change. Yes Stock split Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting. No Spin-off If spun-off company is not being added to the index, the divisor adjustment reflects the decline in Index Market Value (i.e., the value of the spun-off unit). Yes Spin-off Spun-off company added to the index, no company removed from the index. No Spin-off Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion. Yes Change in IWF Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The Divisor change reflects the change in market value caused by the change to an IWF. Yes Special dividend When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in Index Market Value. Yes Rights offering Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid. Yes the component stock and consequently of altering the aggregate Market Value of the MID component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the MID (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new Divisor (“New Divisor”) is derived as follows: Post-Event Aggregate Market Value = Pre-Event Index Value New Divisor New Divisor = Post-Event Aggregate Market Value Pre-Event Index Value

A large part of the MID maintenance process involves tracking the changes in the number of shares outstanding of each of the companies whose stocks are included in the MID. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the MID are updated as required by any changes in the number of shares outstanding and then the Divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading on the following Friday (one week later). If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately. Historical Performance of the MDY The following graph sets forth the historical performance of the Underlying Index Fund based on the daily historical closing prices from July 16, 2010 to July 16, 2020 as reported on the Bloomberg Professional® service (“Bloomberg”). We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg. The historical prices of the Underlying Index Fund should not be taken as an indication of future performance.

Events of Default and Acceleration If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described herein. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for the purposes of determining the Underlying Index Fund Return. If a Market Disruption Event exists with respect to the Underlying Index Fund on that scheduled trading day, then the accelerated Final Valuation Date for the Underlying Index Fund will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days. If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus. Supplemental Plan of Distribution (Conflicts of Interest) Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC Securities (USA) Inc. will agree to sell to the Agent, and the Agent will agree to purchase, all of the Securities at the price to public less the underwriting discount indicated on the cover hereof. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. The Agent may allow a concession to its affiliates not in excess of the underwriting discount set forth on the cover hereof. Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time. HSBC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice. We expect that delivery of the Securities will be made against payment for the Securities on or about the Settlement Date set forth on the inside cover page of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than two business days prior to the Settlement Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the accompanying prospectus supplement.